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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the registration statements on Form S-3 (Registration Nos. 333--46106, 333-108899 and 333-111879)
and on Form S-8 (Registration Nos. 333-83922 and 333-104086) of Daugherty Resources, Inc. of our report dated March 16, 2004, relating to the consolidated financial statements of Daugherty Resources, Inc., which report appears in the Annual Report of Daugherty Resources, Inc. on Form 10-KSB for the year ended December 31, 2003.

              /s/ KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP
              -----------------------------------------------------
                KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP
                              CHARTERED ACCOUNTANTS

Toronto, Ontario
March 24, 2004